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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Alpha Security Group Corporation


We hereby consent to the use, in this Registration Statement on Form S-1 of our report dated January 10, 2006, on the financial statements of Alpha Security Group Corporation (a corporation in the development stage) as of November 30, 2005 and for the period from April 20, 2005 (inception) to November 30, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.



/S/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 2, 2006